FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 1ST day of October 2009, to the Fund Accounting Servicing Agreement, dated as of September 14, 2007, (the "Agreement"), is entered into by and between PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Peter N. Perugini	By: /s/ Michael R. McVoy

Name: Peter N. Perugini	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Exhibit B to the Fund Accounting Servicing Agreement – Prospector Funds, Inc.

FUND ACCOUNTING SERVICES FEE SCHEDULE at October 1, 2009
Annual Fund Accounting Fee Per Fund*
Base fee on the first $_____ plus
_____ basis points on the next $_____
_____ basis point on the next $_____
_____ basis point on the balance
Annual Base Fee on First $__________ Per Fund*
$_____ per domestic equity fund
$_____ per domestic balanced fund
$_____ per domestic fixed income or money market fund
$_____ per international or global equity funds
Advisor Information Source Web Portal
•  $_____ /fund/month
•  $_____ /fund/month for clients using an external administration service
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $_____  Domestic and Canadian Equities
• $_____  Options
• $_____  Corp/Gov/Agency Bonds
• $_____  CMO's
• $_____  International Equities and Bonds
• $_____  Municipal Bonds
• $_____  Money Market Instruments
• $_____ /Fund/Month - Mutual Fund Pricing
• $_____ /Foreign Equity Security/Month for Corporate Action Service
• $_____ /Month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $_____ /CMO/Month
• $_____ /Mortgage Backed/Month
• $_____ /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $_____ on the first 100 securities per day
• $_____ on the balance of securities per day

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Fund Accounting Agreement
CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October 1, 2009

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $_____ per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.